================================================================================
                              Consulting Agreement
                                      with
                            Romanik and Lavin, P.A.
================================================================================

Health Professionals, Inc.
515 E. Las Olas Blvd., Suite 1600
Fort Lauderdale, Fl 33301
(305) 766-2552, Fax (305) 767-4715



Romanik and Lavin, P.A.
1901 Harrison Street
P.O. Box 1040
Hollywood, FL 33020

Gentlemen:

      In  connection  with the  services  that your firm has  rendered to Health
Professionals, Inc. and its subsidiaries, this letter shall confirm and memorialize HPI's agreement to effectuate partial payment of your invoices by issuing to your firm 100,000 shares of the Company's common stock. This shall further confirm the company's agreement to register the stock should the Company undertake to file an S-8 registration statement.

      I would ask that you memorialize your acceptance of this agreement by signing below.

                                          Very truly yours,


                                          /s/Bradford J. Beilly
                                          ---------------------
                                          Bradford J. Beilly
                                          Vice President- General Counsel


BJB:cd

Accepted and Agreed:


/s/Daniel S. Romanik, Pres
--------------------------
Romanik and Lavin, P.A.